    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2001
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 DLD GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                         13-4116841

(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                           140 SOUTH ROOSEVELT AVENUE
                               PASADENA, CA 91107
                                 (626) 395-6513

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DR. DESHENG WANG
                           140 SOUTH ROOSEVELT AVENUE
                               PASADENA, CA 91107
                                 (626) 796-4337

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             JEFFREY A. RINDE, ESQ.
                               BONDY & SCHLOSS LLP
                         6 EAST 43RD STREET, 25TH FLOOR
                            NEW YORK, NEW YORK 10017
                              PHONE: (212) 661-3535
                               FAX: (212) 972-1677

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of       Amount to be      Proposed Maximum     Proposed Maximum    Amount of
securities to be             registered        Offering Price Per   Aggregate Offering  Registration Fee
registered                                     Share (1)            Price (1)

Common Stock                 8,163,266         $0.0875              $714,286            $179
registered on behalf
of certain shareholders,
par value $.001 per
share

Total                        8,163,266                              $714,286            $179




        (1) No public market exists for the stock being registered pursuant to this Registration Statement. The registration fee has been calculated based on the sales price of the common stock to certain insiders.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Item 1.  Front of Registration Statement and Outside Front
         Cover of Prospectus

                                 DLD Group, Inc.

                            Up to 8,163,266 shares of
                         common stock, $.0001 par value

              There are selling security holders in this offering.

      The securities being offered pursuant hereto are not publicly traded.

   FOR RISK FACTORS RELATING TO THE SECURITIES BEING OFFERED PURSUANT HERETO,
       PLEASE REFER TO THE SECTION ENTITLED "RISK FACTORS," WHICH STARTS
                                   ON PAGE 5.

   Neither the United States Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities, or passed upon the adequacy or accuracy of the disclosures in this prospectus.
           Any representation to the contrary is a criminal offense.

             These securities are being offered by the shareholders

                 The date of this prospectus is ______ __, 2001.

Item 2.  Inside Front and Outside Back Cover Pages of Prospectus

Table of Contents

Summary Information and Risk Factors ........................................  4
Use of Proceeds .............................................................  8
Determination of Offering Price .............................................  8
Dilution ....................................................................  8
Selling Security Holders ....................................................  8
Plan of Distribution ........................................................ 10
Legal Proceedings ........................................................... 12
Directors, Executive Officers, Promoters and Control Persons ................ 12
Security Ownership of Certain Beneficial Owners and Management .............. 12
Description of Securities ................................................... 13
Interest of Named Experts and Counsel ....................................... 13
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities ................................................. 13
Organization Within Last Five Years ......................................... 14
Description of Business ..................................................... 14
Management's Discussion and Analysis or Plan of Operation ................... 16
Description of Property ..................................................... 16
Certain Relationships and Related Transactions .............................. 17
Market for Common Equity and Related Stockholder Matters .................... 17
Executive Compensation ...................................................... 17
Financial Statements ........................................................ 18
Changes in and Disagreements With Accountants on
 Accounting and Financial Disclosure ........................................ 35

Item 3.  Summary Information and Risk Factors

        This offering relates to the sale of up to 8,163,266 shares of our common stock, par value $.0001 per share.

        We are a Delaware corporation that was formed on April 11, 2000. On April 4, 2001, we issued a total of 4,163,266 shares of our common stock, representing approximately 51% of our outstanding common stock, to Dr. Desheng Wang, in exchange for certain patent rights represented by a patent application relating to filters and purifiers, which are described in more detail below under "Item 16. Business."

         Our complete mailing address for our principal executive offices is:
140 South Roosevelt Avenue, Pasadena, CA 91107. Our telephone number for our principal executive offices is: (626) 796-4337.

        This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should place limited reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for may reasons, including the risks faced by us that are described in this Risk Factors section, and elsewhere in this prospectus.

RISK FACTORS

        The following section discusses certain risks associated with making an investment in our common stock being offered hereby. You should read this section very carefully before making any investment.

Operations - New Entity/Startup Entity

1. WE HAVE NO HISTORY RUNNING OUR BUSINESS, UPON WHICH INVESTORS MAY EVALUATE OUR PERFORMANCE.

        We are engaged in the later development stages of our business. We have not engaged in any substantive business operations to date. More particularly, we have only just commenced the design and manufacture of products based on the technology we have designed. We have only engaged in developing the basic technology, and seeking patent protection for such technology in the United States. Thus, we have no way to evaluate the likelihood that we will be able to operate our business successfully. You should consider our business future based on the risks associated with our relatively early stage, and lack of experience.

2.      WE EXPECT TO FACE MANY OF THE TYPICAL CHALLENGES OF A STARTUP BUSINESS.

        A startup business like ours faces a number of challenges. For example, engaging the services of qualified patent counsel is very important for an entity such as ours that depends on patent lawyers. Establishing and maintaining budgets and appropriate financial controls is also very important to a startup business. We expect to incur substantial operating losses for the foreseeable future, as well. The failure to address one or more of these activities, or curb operating losses, may impair our ability to carry out our business plan.

Technological Considerations

3.       THERE CAN BE NO ASSURANCE THAT OUR PATENT APPLICATION WILL BE
         SUCCESSFUL.

        While we have made an application for a patent to be granted us by the United States Patent and Trademark Office, there is no guarantee that we will be issued such a patent. If we were not granted a patent for our technology, other parties could develop similar technologies and be able to exploit the technologies in products developed by them. Our principal asset at this time is comprised of our patent application. A failure to gain patent protection for our technology would have a serious negative impact on our ability to carry out our business plan.

4.      THERE CAN BE NO ASSURANCE THAT OUR TECHNOLOGY IS COMMERCIALLY FEASIBLE.

        Even if we were to be successful in obtaining a patent for our technology, the task would still remain to develop a practical commercial application for our technology, and there can be no assurances that we would be able to develop such an application that would be either practical or cost-effective to consumers. If we were not able to develop a commercially practicable use for our technology, it would have a serious negative impact on our ability to carry out our business plan.

5. COMPETITION MAY DEVELOP, WHICH WILL BE BETTER ABLE TO DEVELOP SIMILAR TECHNOLOGIES AND PRODUCTS IN A QUICKER AND MORE COST EFFICIENT MANNER THAN WE CAN.

        It is our belief that there are a significant number of companies that could command greater resources than those available to us, to develop and exploit rival water purification technologies. These companies may be able to reach production stages sooner than we can, and, in effect, deprive us of market share in the market for water purification products. Our current management has only limited business experience. As a result of this limited experience, there is a higher risk of our being unable to exploit our patent rights and fully implement our business plan.

6. WE WILL BE RELIANT ON FOREIGN MANUFACTURERS, WHICH EXPOSES US TO VARIOUS RISKS INHERENT IN OVERSEAS MANUFACTURING.

        We intend to use entities located in the People's Republic of China to manufacture our products, should we deem it feasible to manufacture products based on our technology. Use of a foreign entity to manufacture our products means we will be reliant on the foreign entity for all quality-control issues, and it also means that we may be subject to economic conditions or political conditions, including, but not limited to, currency fluctuations or economic controls and restrictions, that will not be in our control.

Capital Issues

7. WE DO NOT CURRENTLY HAVE SUFFICIENT CAPITAL TO ENGAGE IN THE EXPLOITATION OF OUR PATENT RIGHTS.

        As of the date of this offering, we do not have sufficient capital to engage in the development of our patent rights, and no sources for financing other than offerings similar to this one, from which we are receiving none of the proceeds, or from loans, which may or may not be available upon commercially reasonable terms. The extent to which we will be able to implement our development of our patent rights will be determined on our ability to engage in other offerings, of equity securities and/or debt securities. Without additional capital, we will have to either curtail our business plan, or abandon it altogether.

8. WE DO NOT HAVE ANY IDENTIFIED SOURCES OF ADDITIONAL CAPITAL, THE ABSENCE OF WHICH MAY PREVENT US FROM CONTINUING OUR OPERATIONS.

        We do not, presently, have any arrangements with any investment banking firms or institutional lenders. Because we will need additional capital, we will have to expend significant effort to raise operating funds. These efforts may not be successful. If not, we will have to either curtail our business plan, or abandon it altogether.

Capital Issues - Market for Stock

9. FUTURE SALES OF SHARES BY OUR CURRENT STOCKHOLDERS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

        Once this Registration Statement is effective, all of our outstanding shares of common stock, including the shares held by our President and our principal shareholders, may be sold without limitation. You should be made aware that the possibility of sales may, in the future, have a depressive effect on the price of our common stock in any market which may develop, and, therefore, the ability of any investor to market his shares may depend on the number of shares that are offered and sold. Moreover, the perception in the public markets that these sales by principal stockholders might occur could also adversely affect the market price of our common stock.

10. THERE HAS BEEN NO PRIOR MARKET FOR OUR COMMON STOCK, AND THE MARKET PRICE OF THE SHARES MAY FLUCTUATE.

        There has been no market for our common stock prior to this offering. The price of our common stock after the offering may fluctuate widely, and may trade at prices significantly below the offering price. We cannot give any assurance that a trading market for our common stock will develop or, if a market does develop, the depth of the trading market for the common stock or the prices at which the common stock will trade. In addition, market prices can be impacted by forces beyond our control, such as general economic or political conditions, currency fluctuations or interest rates.

11. THERE CAN BE NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK.

        Our common stock does not, at the present time, trade on any market. This makes it difficult for investors to sell any common stock they purchase. We eventually plan to take action so that our common stock will trade on the "Over-the-Counter Bulletin Board," which is operated by NASDAQ.

12. INVESTORS MAY NOT BE ABLE TO RESELL THE SHARES ACQUIRED IN THE OFFERING IN THE PUBLIC MARKETS.

        Our shares will be defined as "penny stocks" under the relevant regulations promulgated under the Securities Exchange Act of 1934. These rules impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to persons other than certain types of "accredited investors." For transactions covered by these regulations, a broker-dealer must make a suitability determination for each purchaser, and receive a purchaser's written agreement prior to sale. In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks. Consequently, these rules may affect the ability of broker-dealers to make a market in our common stock, and may affect the investor's ability to resell any shares purchased in this offering.

Corporate Governance Risks

13.      OUR PRESIDENT WILL HAVE SUBSTANTIAL ABILITY TO CONTROL OUR BUSINESS
         DIRECTION.

        Because our President owns a substantial portion of our common stock (namely, 51%), he is in a position to control, or, at the least, influence the election of our directors. Therefore, he is able to influence our business operations.

Item 4.  Use of Proceeds

         We will not receive any proceeds from the sale of common stock offered through this prospectus by the selling shareholders.

Item 5.  Determination of Offering Price

         We will not be determining the offering price of the common stock being offered pursuant to this prospectus. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Item 6.  Dilution

         The common stock to be sold by the selling shareholders, which is all of the common stock being offered pursuant to this prospectus, is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

        The selling shareholders that are named in this prospectus are offering all of the 8,163,266 shares of common stock offered through this prospectus.

        These shares include the following:

         4,000,000 shares that were issued to our founding five shareholders;
and

         4,163,266 shares that were issued to Dr. Desheng Wang in exchange for the patent rights described more fully herein under "Item 16. Business."

        The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders. This information includes the number of shares owned by each shareholder prior to this offering, the total number of shares they are offering, and the total number of shares and percentage ownership they will own after the offering. Where there are beneficial holders of any entity that owns the shares, they are identified. The registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares. For the purposes of this registration statement, it is assumed that the selling shareholders will sell all of their shares.

Shareholder           Address         No. of           No. of       No. of            %
                                      shares           shares       shares to         ownership,
                                      owned            being        be owned          upon
                                      prior to         offered      upon              completion
                                      offering         hereby       completion        of offering
                                                                    of offering

Dr. Desheng       140 South           4,163,266     4,163,266       0                 0.00%
Wang              Roosevelt
                  Ave.,
                  Pasadena, CA
                  91107

East Side         P.O. Box 22         3,800,000     3,800,000       0                 0.00%
Venture           Canfield, OH
Partners,         44406
LLC

Capital           50 Broadway,           40,000        40,000       0                 0.00%
Advisory          Suite 2300,
Partners,         New York, NY
LLC               10004

Kilkenny          420 E. 79th            40,000        40,000       0                 0.00%
Group LLC         St., New
                  York, NY
                  10021

Rathgar LLC       215 Forest             40,000        40,000       0                 0.00%
                  Haven Drive,
                  Slingerlands,
                  NY 12159

Finglas LLC       8202 Duomo
                  Circle                 40,000        40,000       0                 0.00%
                  Boynton
                  Beach, FL
                  33437

Monkstown         404 Crabapple          40,000        40,000       0                 0.00%
LLC               Springs
                  Court,
                  Woodstock, GA
                  30188

Item 8.  Plan of Distribution

        The selling shareholders may sell some or all of their common stock in one or more transactions. These transactions (which may include block transactions) may be on any public markets or exchanges on which the common stock may (from time to time) be trading, may be privately negotiated transactions, may be the result of short sales or the writing of options on the common stock, or some combination of these methods. The sales price to the public may be the prevailing market price, a price related to such prevailing market price, or such other price as the selling shareholders determine from time to time.

        The shares may also be sold in compliance with Rule 144 promulgated under the Securities Act of 1933.

        The selling shareholders may also sell their shares directly to market makers, acting as principals or brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered pursuant hereto will be sold by the selling shareholders.

        We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with the sale of the common stock.

        The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

(a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws;

(c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;

(d) contains a toll-free telephone number for inquiries on disciplinary actions;

(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker- dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

(a) with bid and offer quotations for the penny stock;

(b) the compensation of the broker-dealer and its salesperson in the transaction;

(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker- dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.

Item 9.  Legal Proceedings

        We are not party to any legal proceedings, nor are our properties subject to any pending legal proceedings.

Item 10.  Directors, Executive Officers, Promoters and Control Persons

        The following is a description of the names and ages of all of our directors and executive officers.

        Dr. Desheng Wang.  Dr. Wang, 37 years of age, is our President,
CEO, and one of our three directors. Dr. Wang received his undergraduate education at Hebei Normal University, Shijiazhuang, People's Republic of China, and received a master's degree from the Chinese Academy of Sciences. He also received a Ph.D in Chemistry from Emory University, in Atlanta, Georgia. In the last five years, Dr. Wang's principal experience has been in developing metal matrix composites for aerospace and electronic applications and water purification systems. Dr. Wang was a co-founder of Allcom, an advanced material manufacturer based in Pasadena, California, for which he has served as vice-president.

         Miss Liwei Luo. Miss. Luo, 35 years of age, is our Chief Financial Officer, Secretary, and one of our three directors. Miss Luo attended university at Shanghai Tushufaxing Technical College, People's Republic of China. In the last five years, Miss Luo has worked as a telemarketer for Asian American, Inc.

         Mr. Ernest Zavoral. Mr. Zavoral, 44 years of age, is one of our three directors. Mr. Zavoral attended Grove City College. Prior to November, 1996, he had been a principal of Freedom Laces, which developed small products for the retail sector. From November, 1996 to December, 1998, Mr. Zavoral was the President of Flex Marketing, Inc; he subsequently was Vice President in charge of operations for National Boston Medical, Inc., a successor entity, and since April 2000, has been the President and a director of Infotopia, Inc., another successor entity. Infotopia, Inc. is a direct marketer/direct to retail marketer, whose shares are publicly traded.

Item 11.  Security Ownership of Certain Beneficial Owners and Management

        The table set forth below shows the ownership by all of our shareholders.

Dr. Desheng Wang                              4,163,266        51.00%
East Side Venture Partners, LLC               3,800,000        46.55
Capital Advisory Partners, LLC                   40,000        00.49
Kilkenny Group LLC                               40,000        00.49
Rathgar LLC                                      40,000        00.49
Finglas LLC                                      40,000        00.49
Monkstown LLC                                    40,000        00.49
                                               =========       =====
                                              8,163,266       100.00%

        Reference is made to "Item 7. Selling Security Holders," above, for particular details regarding the beneficial ownership of these securities, and for more information regarding these shareholders. As noted in Item 7, Mr. Ernest Zavoral, one of our directors, is a controlling person of East Side Ventures, LLC.

Item 12.  Description of Securities

        Under our Certificate of Incorporation (a copy of which is one of the exhibits to this Registration Statement on Form SB-2), each share of our common stock has one vote per share. There are no preemptive rights with respect to such shares of common stock. There are currently no provisions in our charter or by-laws that would delay, defer or prevent a change in control of us. Dividends with respect to the common stock may, pursuant to Delaware law, be paid out only from surplus. We do not have any plans to pay dividends in the near future, as we intend to reinvest profits in our growth.

        Our certificate of incorporation authorizes the issuance of preferred stock, $.0001 par value per share. No preferred stock is being issued pursuant to this offering, and no preferred stock is outstanding as of the date of this offering. We may, at some point in the future, issue preferred stock in one or more series, pursuant to the authority set forth in the certificate of incorporation. Such preferred stock may have liquidation, dividend and/or voting rights superior to the common stock being offered pursuant to this offering.

Item 13.  Interest of Named Experts and Counsel

        None of the experts nor counsel named in this offering have any ownership interest in our securities, nor will they receive any securities for their services relating to the preparation and/or consummation of this offering.

        Bondy & Schloss, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        Please refer to "Item 24. Indemnification of Directors and Officers," below, for a more complete description of the indemnification provisions applicable to our officers and directors.

Item 15.  Organization Within Last Five Years

         We were incorporated on April 11, 2000 under the laws of the State of Delaware. On that date, the following individual was elected to serve as the sole officer and director: Patricia A. Meding.

        A total of 4,000,000 shares of our common stock was issued, as follows:

Capital Advisory Partners, LLC        800,000                 20.00%
Kilkenny Group LLC                    800,000                 20.00
Rathgar LLC                           800,000                 20.00
Finglas LLC                           800,000                 20.00
Monkstown LLC                         800,000                 20.00
                                     ========                 =====
                                    4,000,000                100.00%

        Subsequently, by Stock Purchase Agreements entered into in March, 2001, each of the five shareholders listed above sold 760,000 of their shares to East Side Venture Partners, LLC, for an aggregate consideration of $200,000.

        On April 4, 2001, pursuant to a Purchase and Sale Agreement between Dr. Desheng Wang and us, Patricia A. Meding resigned as the sole officer and director, and the directors and officers identified in "Item 10. Directors, Officers and Control Persons" were elected in their place. Dr. Wang was also issued 4,163,266 shares, which was sufficient for him to gain control of 51% of the outstanding common stock.

Item 16.  Description of Business

        At the present time, we are not engaged in any active business. Our principal asset consists of patent rights that are associated with an application (number 09-417421) filed by Dr. Desheng Wang, our controlling shareholder, with the United States Patent and Trademark Office ("USPTO"). Dr. Wang has transferred these rights to us, in exchange for 51% of our outstanding common stock, pursuant to a Purchase and Sale Agreement dated April 4, 2001. A filing has been made with the USPTO to formally assign the trademark application to us.

        There are two technological aspects to these patent rights. The first part relates to an ozone water purifier. This purifier oxidizes organic materials found in water, such as detergents, pesticides, herbicides, and phenols, as well as inorganic materials, such as iron, manganese, organically bound heavy metals, cyanides, sulfides, and nitrates, in part by mixing the water with ozone. The removal of these organic and inorganic materials can improve the smell, taste and potability of water. We believe that a home ozonator system can be manufactured with our technology in a cost-efficient manner to make it suitable for individual purchase. The second part of the technology relating to the patent rights relates to a universal filter, which can be attached to any showerhead or purchased as a complete unit. This filter uses a form of food preservative in a special form of dispenser to remove chlorine from water. Food preservatives are highly suitable for dechlorinization of water, because it allows for a lighter weight and longer lifespan for the filter, as well as the effectiveness of food preservatives in removing impurities from water, in part because it can work with variable water pressure or temperature.

        For the near term, our business plan will be two-fold:

        In the first part of our business plan, we will be pursuing the patent application with the USPTO referred to above, in an effort to have a formal patent issued to us. The issuance of a patent would give us exclusive rights to exploit the underlying technology in the patent in the United States, and would, under the terms of certain international treaties, help us obtain certain patent rights in other nations. We have no way to predict how long this effort will take, or what the ultimate result of the application will be. Patent applications are a very long and complicated process, with a number of contingencies, including the possible rejection of patent claims by the USPTO. If we were unable to obtain patent rights, others could exploit the underlying technology and market goods using that technology, to our competitive detriment. We have retained patent counsel, and are actively prosecuting the patent application.

        In the second part of our business plan, we will be seeking ways to exploit the technology underlying the patent, and our patent rights (if and when issued by the PTO). This could take the form of licensing the rights to our technology to third parties, for the manufacture, distribution and sale of products incorporating our technology, or it could take the form of the manufacture, distribution and sale of these products by ourselves, or in conjunction with a partner or partners. At the present time, we have engaged in some preliminary talks with parties regarding the licensing, manufacture, distribution or sale of products incorporating our technology, and it is our intent in the near future to further explore such possibilities. We have discussed with water product manufacturers in the People's Republic of China proposed contracts to manufacture products based on our technology. Such products would include an ozonator and a showerhead filter. No assurance can be given that our technology will ever have any commercial application or applications, or that competing technologies may prove to be more cost-effective or attractive to consumers. We do not, at the present time, have the requisite capital to exploit our technology on our own, and would require further investment to do so.

        Item 17, "Plan of Operation," below, discusses the second part of our plan of operation, the exploitation of our patent rights, in more detail, including our initial efforts to design and manufacture products based on our technology.

        It is noteworthy that the market for products utilizing water purification technology, particularly at the consumer level, is intensely competitive, and that there are numerous products in the market now, such as the water-tap or pitcher-filter type filters marketed under the "PUR" or "Brita" brand-names, that enjoy wide distribution, and which are backed by substantial resources for research and development and marketing. We would thus be competing with entities that enjoy substantial commercial advantages over us, in the absence of any third-party alliances we might be able to enter into.

        At the present time, our operations are not subject to any environmental regulations, and are not subject to any material regulations. If we were to commence the exploitation of our patent rights, it is possible that we would become subject to certain regulations, depending on the method(s) by which we exploit our rights.

Item 17.  Management's Discussion and Analysis or Plan of Operation

        Plan of Operation. We were incorporated on April 11, 2000 under the laws of the State of Delaware, to engage in any lawful corporate undertakings, including, but not limited to, selected mergers and acquisitions. We have been in the developmental stage since inception, with limited operations. Reference should be made to Item 16, "Description of Business," above, for a general discussion of the two elements of our business plan, which are the prosecution of our patent application with the USPTO, and the possible licensing of our technology.

        In July, 2001, Infotopia, Inc., an Ohio-based direct marketer (in which Ernest Zavoral, a director of the Company, is an executive officer, director and major shareholder), loaned $50,000 to the Company. This was evidenced by a note that bears no interest for the first 90 days, and thereafter bears interest at the rate of 10% per annum until the balance of the principal and interest is paid off. Infotopia has expressed an interest in marketing our products, as part of the line of goods they market through infomercials.

        We have used the proceeds of this loan to rent 1,000 square feet of office space in Shanghai, People's Republic of China ("PRC") for a six month period, for an aggregate price of $2,230. We have hired six employees, a manager, a secretary, a mechanical engineer, an electrical engineer, an art designer and a Chinese accountant.

        The engineers are in the process of creating a practical design for the ozonator and an ozone water purifier. When these designs are complete, we will enter into contracts in the PRC for the manufacture of these products. We anticipate that the $50,000 loan will be sufficient for the design portion (including the cost of making the requisite moulds for manufacturing the products) and the initial portion of the manufacturing process. We will not be hiring sales personnel in the United States until the manufacturing process has been in place for some time. We believe that Infotopia, the creditor on the $50,000 loan, will have an interest in marketing our products.

        In order to progress beyond the initial design and manufacturing stages, we will need additional financing, which we are attempting to procure by a variety of means, including private offerings of debt and equity. We estimate we will need over $600,000 over the next twelve months to effectively develop the technology. No assurance can be given that we will be able to obtain such financing, or obtain financing on commercially reasonable terms.

Item 18.  Description of Property

        At the present time, we do not own any real property. We currently use the offices of Allcom, for which we are not required to pay any rent. As noted above, we also rent 1,000 square feet of office space in Shanghai, PRC, for a six month period for an aggregate price of $US2,230, which serves as our design center.

        Our principal asset consists of a patent application, which is described in more detail in "Item 16. Description of Business," above.

Item 19.  Certain Relationships and Related Transactions

        We do not have any material financial relationships with our principal shareholders, executive officers, and their families, except as set forth below.

        Allcom, which, as noted above in Item 18, provides certain space for our corporate offices, has Dr. Desheng Wang as a director and a vice president.

        Reference should be made to the description of the $50,000 loan to us from Infotopia, Inc., a corporation in which Ernest Zavoral, one of our directors, is an officer, director and major shareholder.

Item 20.  Market for Common Equity and Related Stockholder Matters

        There is no public trading market for our securities at this time. Subsequent to this offering, we may make the requisite filings to list our securities on a securities exchange. We cannot guarantee that efforts, if any, to list our securities will be successful.

        As of September 30, 2001, we had 7 holders of our common stock.

        We have not paid dividends on our common stock since our inception.

Item 21.  Executive Compensation

        Our directors do not receive any compensation for their service as directors.

        Our officers, at the present time, do not receive any compensation.

Item 22.  Financial Statements




                                 DLD GROUP, INC.
                          (A Development Stage Company)




                                    I N D E X


                                                                                                                     PAGE
                                                                                                                     ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                                           F-2

BALANCE SHEET
     APRIL 30, 2001                                                                                                F-3

STATEMENTS OF OPERATIONS
     YEAR ENDED APRIL 30, 2001 AND PERIODS FROM APRIL 11, 2000
     (DATE OF INCEPTION) TO APRIL 30, 2000 AND 2001                                                                F-4

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
     YEAR ENDED APRIL 30, 2001 AND PERIODS FROM APRIL 11, 2000
     (DATE OF INCEPTION) TO APRIL 30, 2000 AND 2001                                                                F-5

STATEMENTS OF CASH FLOWS
     YEAR ENDED APRIL 30, 2001 AND PERIODS FROM APRIL 11, 2000
     (DATE OF INCEPTION) TO APRIL 30, 2000 AND 2001                                                                F-6

NOTES TO FINANCIAL STATEMENTS                                                                                      F-7-F-10

CONDENSED BALANCE SHEETS
     JULY 31, 2001 (UNAUDITED) AND APRIL 30, 2001                                                                  F-11

CONDENSED STATEMENTS OF OPERATIONS
     THREE MONTHS ENDED JULY 31, 2001 AND 2000 AND PERIOD FROM
     APRIL 11, 2000 (DATE OF INCEPTION) TO JULY 31, 2001 (UNAUDITED)                                               F-12

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
     THREE MONTHS ENDED JULY 31, 2001 AND PERIOD FROM APRIL 11, 2000
     (DATE OF INCEPTION) TO JULY 31, 2001 (UNAUDITED)                                                              F-13

CONDENSED STATEMENTS OF CASH FLOWS
     THREE MONTHS ENDED JULY 31, 2001 AND 2000 AND PERIOD FROM
     APRIL 11, 2000 (DATE OF INCEPTION) TO JULY 31, 2001 (UNAUDITED)                                               F-14

NOTES TO CONDENSED FINANCIAL STATEMENTS                                                                            F-15/17





                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
DLD Group, Inc.


We have audited the accompanying balance sheet of DLD GROUP, INC. (a development stage company) as of April 30, 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended April 30, 2001, the period from April 11, 2000 to April 30, 2000, and the period from April 11, 2000 (date of inception) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DLD Group, Inc. as of April 30, 2001, and its results of operations and cash flows for the year ended April 30, 2001, the period from April 11, 2000 to April 30, 2000, and the period from April 11, 2000 (date of inception) to April 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues from its operations, and it had a working capital deficiency as of April 30, 2001. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                        J.H. Cohn LLP


Roseland, New Jersey
August 6, 2001

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                 APRIL 30, 2001




                                             ASSETS
                                             ------


Patents                                                                            $20,693
                                                                                   =======


                                 LIABILITIES AND STOCKHOLDERS' EQUITY
                                 ------------------------------------

Liabilities - accounts payable                                                     $16,807
                                                                                   -------

Stockholders' equity:
    Preferred stock, $.0001 par value; 20,000,000 shares
       authorized; none issued
    Common stock, $.0001 par value; 100,000,000 shares
       authorized; 8,163,266 issued and outstanding                                    816
    Additional paid-in capital                                                      73,850
    Deficit accumulated during the development stage                               (70,780)
                                                                                   -------
          Total stockholders' equity                                                 3,886
                                                                                   -------

          Total                                                                    $20,693
                                                                                   =======

See Notes to Financial Statements.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                   YEAR ENDED APRIL 30, 2001 AND PERIOD FROM
          APRIL 11, 2000 (DATE OF INCEPTION) TO APRIL 30, 2001







                                                                                          Period
                                                                                           from
                                                                   Year                  April 11,
                                                                   Ended                  2000 to
                                                                 April 30,               April 30,
                                                                    2001                   2001
                                                                  --------               ----------
Revenues                                                          $    -                 $    -

General and administrative expenses                                  70,780                 70,780
                                                                  ---------              ---------

Net loss                                                          $ (70,780)             $ (70,780)
                                                                  =========              =========


Basic net loss per common share                                   $    (.02)
                                                                  =========


Basic weighted average common shares outstanding                  4,296,561
                                                                  =========

See Notes to Financial Statements.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         AND PERIOD FROM APRIL 11, 2000
                     (DATE OF INCEPTION) TO APRIL 30, 2001







                                                                                                      Deficit
                                                                                                    Accumulated
                                         Preferred Stock             Common Stock       Additional   During the
                                        ------------------         -------------------   Paid-in      Develop-
                                        Shares      Amount         Shares       Amount   Capital     ment Stage     Total
                                        ------      ------         ------       ------   -------     ----------     -----

Balance, April 11, 2000 (date of
    inception)                             -       $   -               -       $  -     $   -       $    -        $    -

Proceeds from issuance of
    common stock                                                  4,000,000      400                                   400
                                        -------    ---------      ---------    -----    --------    ---------     --------

Balance, April 30, 2000                    -           -          4,000,000      400           -         -             400

Capital contribution                                                                      53,573                    53,573

Issuance of common stock for patents                              4,163,266      416      20,277                    20,693

Net loss                                                                                              (70,780)     (70,780)
                                        -------    ---------      ---------    -----    --------    ---------     --------

Balance, April 30, 2001                    -       $   -          8,163,266    $ 816    $ 73,850    $ (70,780)    $  3,886
                                        =======    =========      =========    =====    ========    =========     ========

See Notes to Financial Statements.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
           YEAR ENDED APRIL 30, 2001 AND PERIODS FROM APRIL 11, 2000
                 (DATE OF INCEPTION) TO APRIL 30, 2000 AND 2001




                                                                                                  Period            Period
                                                                                                   from              from
                                                                                     Year         April 11,        April 11,
                                                                                     Ended         2000 to         2000 to
                                                                                    April 30,     April 30,        April 30,
                                                                                      2001          2000             2001
                                                                                    --------      ---------       ---------
Operating activities:
     Net loss                                                                        $(70,780)                     $(70,780)
     Expenses paid by stockholder                                                      53,573                        53,573
     Accounts payable                                                                  16,807                        16,807
                                                                                     --------                      --------
        Net cash used in operating activities                                            (400)                         (400)

Financing activities - proceeds from sale of common stock                                          $   400              400
                                                                                     --------      -------         --------

Net increase (decrease) in cash                                                          (400)         400              -

Cash, beginning of period                                                                 400          -                -
                                                                                     --------      -------         --------

Cash, end of period                                                                  $    -        $   400         $    -
                                                                                     ========      =======         ========

Supplemental disclosure of noncash investing and financing activities:
     Issuance of common stock for patents                                            $ 20,693      $   -           $  20,693
                                                                                     ========      =======         =========


See Notes to Financial Statements.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Operations and business risk factors:
                DLD Group, Inc. (the "Company") was incorporated on April 11, 2000 to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Act of 1933.

                Effective April 4, 2001, the Company acquired certain patent rights represented by Patent Application Number 09-417421 from Dr. Desheng Wang for 4,163,266 shares of common stock. The technology behind the patents and patent rights is twofold.

                The first is an ozone water purifier which oxidizes organic material found in water such as detergents, pesticides, herbicides and phenols, as well as inorganic material such as iron, manganese, organically bound heavy metals, cyanides, sulfides and nitrates, resulting in high quality, great tasting water.

                The second is a universal filter that can be attached to any showerhead or purchased as a complete unit. This filter uses a form of food preservative to remove chlorine from water, which is the best known material to use for this purpose.

                As shown in the accompanying financial statements, the Company relies exclusively on its stockholders for liquidity and will only be able to continue as a going concern with the financial support of its stockholders. In addition, the Company estimates that it will need additional working capital of approximately $600,000 (unaudited) to support these patent rights (see Note
                7).

                Management plans to obtain such financing through private offerings of debt and equity securities. However, management cannot assure that the Company will be able to obtain any or all of the additional financing it will need in order to continue to operate through at least April 30, 2002 or that, ultimately, it will be able to generate any profitable operations. If the Company is unable to obtain the required financing, it may have to curtail its operations or terminate its operations and liquidate its remaining assets and liabilities.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Operations and business risk factors (concluded):
                The accompanying financial statements do not include any adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.

                The Company had not conducted any commercial operations through April 30, 2001 and, accordingly, it was in the development stage as of that date.


Note 2 - Summary of significant accounting policies:
                Use of estimates:
                    The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                Net earnings (loss) per share:
                    The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings
                    (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options, were issued during the period. Diluted per share amounts have not been presented in the accompanying statements of operations because the Company did not have any potentially dilutive common shares outstanding during the year ended April 30, 2001 and the periods from April 11, 2000 (date of inception) to April 30, 2000 and 2001.

                Patent:
                    The patent was recorded at Dr. Desheng Wang's cost, which approximated fair value, and will start to be amortized using the straight-line method over its economic useful life when the technology and products are introduced.

                Impairment of long-lived assets:
                    The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as patents, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS




Note 2 - Summary of significant accounting policies (concluded):
                Income taxes:
                    The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.


Note 3 - Related party transactions:
                The Company had entered into an agreement with Capital Advisory Partners, LLC ("CAP") pursuant to which CAP was to supervise the search for potential target companies for a business combination. CAP currently owns 40,000 shares of the Company's common stock. CAP agreed to pay all expenses of the Company without repayment until such time that a business combination was consummated. During the year ended April 30, 2001, CAP incurred expenses on behalf of the Company totaling $53,573 (it did not incur any such expenses prior to that period) and, accordingly, the Company recorded a charge to operations and a contribution to capital in that amount, when CAP paid these expenses. The agreement was terminated on April 11, 2001.

                Patricia A. Meding was the sole officer and director of the Company until her resignation on April 11, 2001. She is the sole officer, director and controlling stockholder of CAP.


Note 4 - Preferred stock:
               Shares of the Company's preferred stock have not been issued as of April 30, 2001. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter preferred stock dividend rights, dividend rates, conversion rights, voting rights and terms of redemption including price and liquidation preferences. As of April 30, 2001, the Board of Directors has not yet fixed any terms to the preferred stock.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS




Note 5 - Income taxes:
               As of April 30, 2001, the Company had net operating loss carryforwards of approximately $71,000 available to reduce future Federal and state taxable income which will expire at various dates through 2021. The Company had no other material temporary differences as of that date. Due to the uncertainties related to, among other things, the future changes in the ownership of the Company, which could subject those loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset the deferred tax assets attributable to the potential benefits of approximately $28,400 related to the net operating loss carryforwards by an equivalent valuation allowance as of April 30, 2001.


Note 6 - Fair value of financial statements:
               The Company's financial instruments at April 30, 2001 for which disclosure of estimated fair value is required by certain accounting standards consisted of accounts payable. In the opinion of management accounts payable were carried at fair value because of its liquidity and short-term maturity.


Note 7 - Subsequent event:
               On July 5, 2001, the Company received a $50,000 working capital loan, bearing interest at 10%, from a company which a member of the Board of Directors is a principal stockholder. The note is to be repaid upon the receipt of the first $50,000 raised in either debt or equity financing.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                            CONDENSED BALANCE SHEETS
                        JULY 31, 2001 AND APRIL 30, 2001

                                                                      July                April
                                        ASSETS                      31, 2001             30, 2001
                                                                    --------             --------
                                                                  (Unaudited)            (Note 2)
Current asset - cash                                                $ 48,128

Other assets                                                          20,693             $ 20,693
                                                                    --------             --------

          Totals                                                    $ 68,821             $ 20,693
                                                                    ========             ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
     Accounts payable                                               $ 21,807             $ 16,807
     Borrowings under line of credit                                  50,000
                                                                    --------             --------
           Total liabilities                                          71,807               16,807
                                                                    --------             --------

Stockholders' equity (deficiency):
    Preferred stock, $.0001 par value; 20,000,000 shares
       authorized; none issued
    Common stock, $.0001 par value; 100,000,000 shares
       authorized; 8,163,266 issued and outstanding                      816                  816
    Additional paid-in capital                                        73,850               73,850
    Deficit accumulated during the development stage                 (77,652)             (70,780)
                                                                    --------             --------
          Total stockholders' equity (deficiency)                     (2,986)               3,886
                                                                    --------             --------

           Totals                                                   $ 68,821             $ 20,693
                                                                    ========             ========

See Notes to Condensed Financial Statements.

                                         DLD GROUP, INC.
                                  (A Development Stage Company)

                                CONDENSED STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED JULY 31, 2001 AND 2000 AND PERIOD
                     FROM APRIL 11, 2000 (DATE OF INCEPTION) TO JULY 31, 2001
                                           (Unaudited)

                                                                       Three Months
                                                                      Ended July 31,
                                                            -----------------------------------
                                                               2001                    2000                 Cumulative
                                                            -----------             -----------             -----------
General and administrative expenses                         $     6,872             $     1,809             $    77,652
                                                            -----------             -----------             -----------

Net loss                                                    $    (6,872)            $    (1,809)            $   (77,652)
                                                            ===========             ===========             ===========


Basic net loss per common share                             $        --             $        --
                                                            ===========             ===========


Basic weighted average common shares outstanding              8,163,260               4,000,000
                                                            ===========             ===========

See Notes to Condensed Financial Statements.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

      CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                                  PERIOD FROM
               APRIL 11, 2000 (DATE OF INCEPTION) TO JULY 31, 2001
                                   (Unaudited)


                                                                                                            Deficit
                                                                                                          Accumulated
                                           Preferred Stock                Common Stock       Additional    During the
                                       -----------------------       ----------------------   Paid-in       Develop-
                                        Shares         Amount          Shares     Amount      Capital      ment Stage       Total
                                       ---------     ---------       ---------  -----------  -----------  -----------   -----------
Balance, April 11, 2000 (date of
    inception)                                  --   $        --            --  $        --  $        --  $        --   $        --

Proceeds from issuance of
    common stock                                --            --     4,000,000          400           --           --           400
                                       ---------     ---------       ---------  -----------  -----------  -----------   -----------

Balance, April 30, 2000                         --            --     4,000,000          400           --           --           400

Capital contribution                            --            --            --           --       53,573           --        53,573

Issuance of common stock for patents            --            --     4,163,266          416       20,277           --        20,693

Net loss                                        --            --            --           --           --      (70,780)      (70,780)
                                       ---------     ---------       ---------  -----------  -----------  -----------   -----------

Balance, April 30, 2001                         --            --     8,163,266          816       73,850      (70,780)        3,886

Net loss                                        --            --            --           --           --       (6,872)       (6,872)
                                       ---------     ---------       ---------  -----------  -----------  -----------   -----------

Balance, July 31, 2001                          --   $        --     8,163,266  $       816  $    73,850  $   (77,652)  $    (2,986)
                                       ===========   ===========   ===========  ===========  ===========  ===========   ===========

See Notes to Condensed Financial Statements.

                                DLD GROUP, INC.
                         (A Development Stage Company)

                       CONDENSED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED JULY 31, 2001 AND 2000 AND PERIOD
            FROM APRIL 11, 2000 (DATE OF INCEPTION) TO JULY 31, 2001
                                 (Unaudited)

                                                                      Three Months
                                                                     Ended July 31,
                                                             -----------------------------
                                                               2001                 2000              Cumulative
                                                             --------             --------             --------
Operating activities:
     Net loss                                                $ (6,872)            $ (1,809)            $(77,652)
     Expenses paid by stockholder                                                    1,809               53,573
     Accounts payable                                           5,000                                    21,807
                                                             --------             --------             --------
        Net cash used in operating activities                  (1,872)                  --               (2,272)
                                                             --------             --------             --------

Financing activities:
     Proceeds from sale of common stock                            --                  400                  400
     Proceeds from working capital line of credit              50,000                   --               50,000
                                                             --------             --------             --------
        Net cash provided by financing activities              50,000                  400               50,400
                                                             --------             --------             --------

Net increase in cash                                           48,128                  400               48,128

Cash, beginning of period                                          --                   --                   --
                                                             --------             --------             --------

Cash, end of period                                          $ 48,128             $    400             $ 48,128
                                                             ========             ========             ========

Supplemental disclosure of noncash investing and
     financing activities:
     Issuance of common stock for patents                    $ 20,693             $     --             $ 20,693
                                                             ========             ========             ========

See Notes to Condensed Financial Statements.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1 - Operations and business risk factors:

         DLD Group, Inc. (the "Company") was incorporated on April 11, 2000 to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Act of 1933.

         Effective April 4, 2001, the Company acquired certain patent rights represented by Patent Application Number 09-417421 from Dr. Desheng Wang for 4,163,266 shares of common stock. The technology behind the patents and patent rights is twofold.

         The first is an ozone water purifier which oxidizes organic material found in water such as detergents, pesticides, herbicides and phenols, as well as inorganic material such as iron, manganese, organically bound heavy metals, cyanides, sulfides and nitrates, resulting in high quality, great tasting water.

         The second is a universal filter that can be attached to any showerhead or purchased as a complete unit. This filter uses a form of food preservative to remove chlorine from water, which is the best known material to use for this purpose.

         As shown in the accompanying condensed financial statements, the Company relies exclusively on its stockholders for liquidity and will only be able to continue as a going concern with the financial support of its stockholders. In addition, the Company estimates that it will need additional working capital of approximately $600,000 to support these patent rights.

         Management plans to obtain such financing through private offerings of debt and equity securities. However, management cannot assure that the Company will be able to obtain any or all of the additional financing it will need in order to continue to operate through at least April 30, 2002 or that, ultimately, it will be able to generate any profitable operations. If the Company is unable to obtain the required financing, it may have to curtail its operations or terminate its operations and liquidate its remaining assets and liabilities.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 (Unaudited)

Note 1 - Operations and business risk factors (concluded):

         The Company had not conducted any commercial operations through July 31, 2001 and, accordingly, it was in the development stage as of that date.

Note 2 - Unaudited financial statements:

         In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company as of July 31, 2001, and its results of operations and cash flows for the three months ended July 31, 2001 and 2000 and changes in stockholders' equity (deficiency) for the three months ended July 31, 2001 and the related cumulative amounts for period from April 11, 2000 (date of inception) to July 31, 2001. Information included in the condensed balance sheet as of April 30, 2001 has been derived from, and certain terms used herein are defined in, the audited financial statements of the Company as of April 30, 2001 and for the year ended April 30, 2001 and period from April 11, 2000 (date of inception) to April 30, 2000 and period from April 11, 2000 (date of inception) to April 30, 2001 (the "Audited Financial Statements") included in the Company's annual report on Form 10-KSB that was previously filed with the United States Securities and Exchange Commission (the "SEC"). Pursuant to the rules and regulations of the SEC, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these condensed financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited condensed financial statements should be read in conjunction with the Audited Financial Statements and the other information also included in the Form 10-KSB.

         The results of operations for the three months ended July 31, 2001 are not necessarily indicative of the results of operations for the full year ending April 30, 2002.

Note 3 - Net earnings (loss) per share:

         The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options, were issued during the period. Diluted per share amounts have not been presented in the accompanying unaudited condensed statements of operations because the Company did not have any potentially dilutive common shares outstanding during the three months ended July 31, 2001 and 2000.

                                 DLD GROUP, INC.
                          (A Development Stage Company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 (Unaudited)


Note 4 - Related party transactions:

         The Company entered into an agreement with Capital Advisory Partners, LLC ("CAP") pursuant to which CAP was to supervise the search for potential target companies for a business combination. As of July 31, 2001, CAP owns 40,000 shares of the Company's common stock. Under the terms of the agreement, CAP agreed to pay all expenses of the Company without repayment until such time that a business combination was consummated. From April 11, 2000 (date of inception) to July 31, 2001, CAP incurred expenses on behalf of the Company totaling $53,573 (it did not incur any such expenses prior to that period) and, accordingly, the Company recorded a charge to operations and a contribution to capital in that amount, when CAP paid these expenses. The agreement was terminated on April 11, 2001.

         Patricia A. Meding was the sole officer and director of the Company until her resignation on April 11, 2001. She is the sole officer, director and controlling stockholder of CAP.

         On July 5, 2001, the Company received a $50,000 working capital loan, bearing interest at 10%, from a company which a member of the Board of Directors is a principal stockholder. The note is to be repaid upon the receipt of the first $50,000 raised in either debt or equity financing.

                                    * * *

Item 23. Changes in and Disagreements With Accountants on Accounting And Financial Disclosure

        We have not had any disagreements with our accountants, nor did our predecessors have any disagreements with their accountants, during the year ended April 30, 2001 and periods from April 11, 2000 (date of inception) to April 30, 2000.

Item 24.  Indemnification of Directors and Officers

      (a) Section 145 of the Delaware General Corporation Law provides that:

ss.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
INSURANCE

(1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(7) A corporation shall power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

(10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 198 1, Ch. 11 2, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 26 1, Laws of
1994.)

      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

ss. 102. CERTIFICATE OF INCORPORATION; CONTENTS

The certificate of incorporation shall set forth: (1) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters: (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title. (c) Article Ten of Registrant's Certificate of Incorporation provides: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

      (c) Our Bylaws and Certificate of Incorporation

      Article XI of our bylaws (which are incorporated by reference in this Registration Statement) states that we are to indemnify our officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time. The provisions of such Law are set forth above, at (a) and (b) in this Item 24.

      Article Fourteen of our Certificate of Incorporation (which is incorporated by reference in this Registration Statement), in subparagraphs (B) and (D) thereof, provides for the indemnification, to the extent set forth therein (and to the extent permitted from time to time by law) for any person who is or was a director, officer, agent or employee of ours, or who served as a director, officer, agent, employee, partner or trustee of another corporation or partnership, joint venture, trust or other enterprise at our request. We may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under these provisions, if our directors authorize the specific payment and the person receiving the payment undertakings in writing to repay such sums, unless it is ultimately determined that the person is entitled to indemnification under the provisions of Article Fourteen. We also may purchase and maintain directors' and officers' liability insurance, pursuant to Article Fourteen. We are required, at the times specified in Article Fourteen, to report to shareholders as to any payments made under Article Fourteen.

Item 25.  Other Expenses of Issuance and Distribution

      The following table sets forth the expenses payable by us in connection with the sale, issuance and distribution of the securities being registered. All amounts are estimates, except the SEC registration fee.

      SEC Registration Fee                $   179
      Printing and Engraving Expenses     $ 2,000
      Legal Fees and Expenses             $40,000
      Accounting Fees and Expenses        $10,000
      Stock Transfer Services             $ 2,000
      Total                               $54,179

Item 26.  Recent Sales of Unregistered Securities

      At the time of our incorporation in April, 2000, a total of 4,000,000 shares of our common stock was issued, as follows:

Capital Advisory Partners, LLC        800,000         20.00%
Kilkenny Group LLC                    800,000         20.00
Rathgar LLC                           800,000         20.00
Finglas LLC                           800,000         20.00
Monkstown LLC                         800,000         20.00
                                     =========       ======
                                     4,000,000       100.00%

      Subsequently, by Stock Purchase Agreements entered into in March, 2001, each of the five shareholders listed above sold 760,000 of their shares to East Side Venture Partners, LLC, for an aggregate consideration of $200,000.

      On April 4, 2001, pursuant to a Purchase and Sale Agreement between Dr. Desheng Wang and us, Dr. Wang was issued 4,163,266 shares, which was sufficient for him to gain control of 51% of the our outstanding common stock.

      Each of these six issuances was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, since they did not involve any public offering.

Item 27.  Exhibits

(3)(i) (1) Certificate of Incorporation, filed April 11, 2001, filed as
Exhibit 3.1 to our Registration Statement on Form 10-SB.

(3)(ii) (1) By-laws, filed as Exhibit 3.2 to our Registration Statement on Form 10-SB

(3)(ii)(2) Amendment No. 1 to our By-laws, filed as part of our Registration Statement on Form 10-SB.

(5)(i)(1) Opinion of Bondy & Schloss LLP

(10)(i)(1) Purchase and Sale Agreement, dated March 6, 2001, by and among Dr. Desheng Wang and DLD Group, Inc., filed as Exhibit 2.1 to our Current Report on Form 8-K, dated April 4, 2001.

(21) Subsidiaries of Registrant.  None.

(23) (1) Consent of experts and counsel. The consent of Bondy & Schloss LLP is contained in their opinion, filed as Exhibit (5)(i)(1) to this Registration Statement on Form SB-2.

(23)(2) Consent of J.H. Cohn LLP

(24) Power of Attorney


Item 28.  Undertakings

      We will provide to shareholders certificates of ownership of common stock in such denominations and registered in such names, so as to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasadena, California on the 10th day of October, 2001.

DLD GROUP, INC.
By: /s/ Dr. Desheng Wang
    --------------------
    Dr. Desheng Wang
    President and CEO


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of October, 2001.


/s/ DR. DESHENG WANG                Dr. Desheng Wang,
--------------------                President and CEO


/s/ LIWEI LUO                       Liwei Luo,
--------------------                Chief Financial Officer and
                                    Secretary


/s/ ERNEST ZAVORAL                  Ernest Zavoral,
-------------------                 Director